Exhibit 99.1

Data Storage Corporation Announces Pricing of $8.3 Million Registered Direct Offering Priced At-The-Market

MELVILLE, N.Y., July 19, 2021 (GLOBE NEWSWIRE) -- Data Storage Corporation (Nasdaq: DTST, DTSTW) (“DSC” and the “Company”), a provider of diverse business continuity, disaster recovery protection, and cloud infrastructure solutions and services, today announced it has entered into a securities purchase agreement with certain accredited institutional investors (the “Purchase Agreement”) to purchase approximately $8.3 million of its shares of common stock in a registered direct offering and warrants to purchase shares of its common stock in a concurrent private placement priced at-the-market under Nasdaq rules. The combined purchase price for one share of common stock and 0.75 warrants is $6.04.

Pursuant to the terms of the Purchase Agreement, DSC has agreed to sell 1,375,000 shares of its common stock and warrants to purchase up to an aggregate of 1,031,250 shares of its common stock. The warrants will be immediately exercisable, will expire on the five year and six-month anniversary of the issuance date and will have an exercise price of $6.15 per share.

DSC expects the gross proceeds from the registered direct offering and concurrent private placement to be approximately $8.3 million before deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about July 21, 2021, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-257812), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on July 16, 2021. The warrants issued in the concurrent private placement and shares issuable upon the exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by DSC with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, or by telephone at (212) 895-3745.

About Data Storage Corporation

The Company delivers and supports a broad range of premium technology solutions focusing on IaaS, data storage protection and IT management. Clients look to DSC to ensure disaster recovery, business continuity, enhance security, and to meet increasing industry, state and federal regulations. The Company markets to businesses, government, education and the healthcare industry by leveraging leading technologies. Through its business units, the Company provides IaaS, SaaS, DRaaS, VoIP, IBM Power systems and storage hardware with managed IT services. For more information, please visit http://www.DataStorageCorp.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the expected timing of the closing of the offering, the possible offering of additional shares of common stock and/or warrants, and the intended use of proceeds .. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, market conditions and the satisfaction of all conditions to, and the closing of, the offering, as well as those risk factors set forth in the Company’s filings and submissions with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements.

Contact:

Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com